UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 4, 2010
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
001-11312
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
191 Peachtree Street NE, Suite 3600, Atlanta, Georgia 30303-1740
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 407-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 4, 2010, Cousins Properties Incorporated (the “Company”) held its annual meeting of shareholders. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The following matters were submitted to a vote of the shareholders.
Votes regarding the election of nine directors for a term expiring in 2011 were as follows:

			Broker Non-
Name	For	Withheld	Votes
Erskine B. Bowles	81,546,220	956,371	7,211,186

Tom G. Charlesworth	60,113,154	22,389,437	7,211,186

James D. Edwards	81,533,617	968,974	7,211,186

Lawrence L. Gellerstedt III	81,338,059	1,164,532	7,211,186

Lillian C. Giornelli	52,775,607	29,726,984	7,211,186

S. Taylor Glover	81,358,135	1,144,456	7,211,186

James H. Hance, Jr.	79,731,981	2,770,610	7,211,186

William B. Harrison, Jr.	81,532,283	970,308	7,211,186

William Porter Payne	80,476,898	2,025,693	7,211,186
Votes on a proposal to amend the Company’s Restated Articles of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 150 million to 250 million shares were as follows:

For	Against	Abstentions
76,258,186	12,992,420	463,171
Votes on a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 were as follows:

For	Against	Abstentions
88,436,662	1,043,265	233,850
Item 8.01 Other Events.
As described above, on May 4, 2010, the shareholders of the Company approved an amendment (the “Amendment”) to the Company’s Restated Articles of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 150 million to 250 million. The Amendment was filed with the Secretary of State of the State of Georgia on May 4, 2010. The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed herewith:

Exhibit No.	Description
3.1	Articles of Amendment to Restated Articles of Incorporation of Cousins Properties Incorporated, dated May 4, 2010

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010
COUSINS PROPERTIES INCORPORATED
	By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary